EXHIBIT 10.5

AMENDMENT TO THE NEW SOUTHERN BANK

INCENTIVE STOCK OPTION AWARD

AMENDMENT

TO THE NEW SOUTHERN BANK

INCENTIVE STOCK OPTION AWARD

THIS AMENDMENT to the Incentive Stock Option Award by and between NEW SOUTHERN BANK (the “Bank”), a bank organized under the laws of the State of Georgia, and MARK A. STEVENS (the “Optionee”) is made as of October 6, 2005.

W I T N E S S E T H:

WHEREAS, the Optionee has been granted by the Bank options to purchase 40,000 shares of the common stock of the Bank pursuant to Incentive Stock Option Awards dated, respectively, December 10, 2001 (the “2001 Option Agreement”) granting 16,000 option shares and December 10, 2002 (the “2002 Option Agreement”) granting 24,000 option shares (collectively, the 2001 Option Agreement and the 2002 Option Agreement are referred to as the “Option Agreements”);

WHEREAS, the Bank and the Optionee now desire to amend the Option Agreements to provide that the options shall fully vest upon the death of the Optionee; and

WHEREAS, the Bank and the Optionee now desire to amend the 2002 Option Agreement to provide for vesting over five (5) years.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Option Agreements, effective as of October 6, 2005, as follows:

1. By adding new Section E to Schedule 1 of the Option Agreements as follows:

“E.                                Notwithstanding Part A, in the event of the Optionee’s death, the Option will be immediately fully vested as of the date of death.”

2.                                       By deleting Section A of Schedule 1 of the 2002 Option Agreement and substituting therefor the following:

“A.                             The Option Shares shall become vested Option Shares following completion of the years of service as an employee of the Bank or any Parent or Subsidiary as indicated in the schedule below.

Percentage of Option Shares Which are Vested Shares	Years of Service after the Grant Date

20%	1
40%	2
60%	3
80%	4
100%	5”

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above stated.

NEW SOUTHERN BANK

		By:	/s/ William A. Fickling III

		Title:	Chairman of the Board

ATTEST:

/s/ Carol A. Soto

Title:	Senior Vice President

[CORPORATE SEAL]

OPTIONEE:

/s/ Mark A. Stevens
MARK A. STEVENS